ANNUITIES

ING SIMPLICITY NY VARIABLE ANNUITY APPLICATION

ReliaStar Life Insurance Company of New York
Home Office: Woodbury, NY; Service Office: PO. Box 9271, Des Moines, IA
 50306-9271
Overnight Address: 909 Locust Street, Des Moines, IA 50309-2899; Phone:
 800-366-0066
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1. OWNER

Name _______________________ Trust Date_________________________
SSN/TIN ____________________ DOB ________Sex __ Male __ Female
Address (Street/P.O. Box) ______________________________________
City ______________________ State ___________ ZIP ______________
Phone #____________________ Email Address ______________________
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2. JOINT OWNER (Optional. Available with non-qualified plans only.)

Name_______________________ Trust Date_________________________
SSN/TIN____________________ DOB ________Sex __ Male __ Female
Address (Street/P.O. Box)______________________________________
City ______________________ State___________ ZIP ______________
Phone #____________________ Email Address______________________
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3. ANNUITANT (If different from Owner.)

Name __________________________________________________________
SSN/TIN ____________________ DOB ________Sex __ Male __ Female
Address (Street/P.O. Box) _____________________________________
City ______________________ State ___________ ZIP _____________
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4. BENEFICIARY (Use the space in section 10 if you need to list more
                 Beneficiaries.)

Primary Beneficiary Name ______________________________________
Relationship to Owner _______________________Percent___________
Primary __Contingent Beneficiary Name _________________________ Relationship to Owner__________________ Percent________________
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5. CONTRACT INFORMATION

Make checks payable to ReliaStar Life Insurance Company of New York. Initial Premium Paid: $__________________________________________
Estimated amount of Transfer/1035 Exchange: $____________________ Future Payments: $_______________________________________________
Frequency: __ Monthly __ Quarterly __ Semi-Annually __ Annually __
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6. ALLOCATIONS (Enter in whole percentages.)

Initial               Portfolios 2                                     DCA 1
(Required)                                                           (Optional)
_____ %         ING MarketStyle Growth Portfolio                      ______%
_____ %         ING MarketStyle Moderate Growth Portfolio             ______%
_____ %         ING MarketStyle Moderate Portfolio                    ______%
_____ %         ING MarketPro Portfolio                               ______%
_____ %         ING Liquid Assets Portfolio                           ______%
 100%             TOTAL                                                 100%

*All transfers are made from the ING Liquid Assets Portfolio.
*Monthly transfer amount: $ ___________ (Minimum: $100; Maximum: 1/12 of amount allocated to the ING Liquid Assets Portfolio.)

2 The available share class of this portfolio or its underlying portfolios is subject to distribution and/or service (12b-1) fees.
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7. PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Select one.)

NON-QUALIFIED: __ Non-qualified
               __ Non-qualified Transfer/1035 Exchange ("Like to Like" transfer)
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QUALIFIED:     __ IRA     __ IRA Transfer   __ IRA Rollover from Qualified Plan
               __ SEP-IRA __ TSA/403 (b)    __ Qualified Other____________

If this is an IRA contribution, please indicate the amount and tax year. _______
___ Roth IRA. If this is a transfer, provide the original
    conversion/establishment date and amount:
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8. REPLACEMENT

Will the coverage applied for replace any existing annuity or life insurance policies on the annuitant's life?

__ Yes (Proceed below. Regulation 60 paperwork must be completed prior to submitting the application.)
__ No (Completion of Reg 60 "Appendix 11 - Definition of Replacement" is required.)

Company Name_____________________________________
Contract/Policy Number___________________________

Face Amount: $__________________

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9. SPECIAL REMARKS

NOTE: If you are interested in an optional automatic program, please complete the appropriate "Request for Financial Services" form. If you use a separate sheet to list additional beneficiaries, it must be signed by Owner and dated.
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10. SIGNATURES AND ACKNOWLEDGEMENTS
Please read carefully and sign below.

By signing below, I acknowledge receipt of a current Prospectus for the variable annuity. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ReliaStar Life Insurance Company of New York have the authority to modify this form. Variable annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that when based on the investment experience of a subaccount of the Separate Account, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. Unless and until you are otherwise notified, I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ________________________________________
Signed at 1 (City, State) _________________________ Date _____
Joint Owner Signature (if applicable) ________________________ Signed at 1 (City, State) _________________________ Date _____
Annuitant Signature (if other than Owner) _____________________ Signed at 1 (City, State) _________________________ Date ______

1 If this Application is being signed in a state other than the Owner's resident state, please indicate the reason in the Special Remarks section. If you have any questions on what is an acceptable reason, please refer to the Nexis Information Worksheet.
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11. AGENT INFORMATION

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__ Yes (If "Yes", Regulation 60 paperwork must be completed prior to submitting the application.)
__ No (If "No", completion of Reg 60 "Appendix 11 - Definition of Replacement" is required.)
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Compensation Alternative (Choose one. If no choice is made, Option A will be the default. Please verify which options are available.):

 __ Option A - No Trail  __ Option B - Trail  __ Option C - Trail
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Please note: Compensation will be split equally if no percentages are indicated.
Partial percentages will be rounded up. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the contract.
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Agent #1

Name (print) _____________________________ Percent _____________ %
Signature ______________________________________________________
SSN ____________________________________ Agent Phone # _________
Broker/Dealer Branch ____________________________________________
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Agent #2

Name (print) _____________________________ Percent ______________ %
SSN ____________________

Agent #3

Name (print) _____________________________ Percent ______________ %
SSN ____________________

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 Order #136596 NY 12/15/2005